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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	THIRD QUARTER		YEAR TO DATE
	2008	2007	2008	2007

NET SALES	$1,119.7	$1,106.2	$3,347.6	$3,240.0

COSTS AND EXPENSES
Cost of sales	688.3	684.6	2,068.3	2,009.8
Gross margin	431.4	421.6	1,279.3	1,230.2
% to Net sales	38.5%	38.1%	38.2%	38.0%

Selling, general and administrative	275.0	252.4	833.3	770.1
% to Net sales	24.6%	22.8%	24.9%	23.8%

Operating margin	156.4	169.2	446.0	460.1
% to Net sales	14.0%	15.3%	13.3%	14.2%

Other-net	28.7	25.2	70.1	67.7
Restructuring charges and asset impairments	4.8	2.8	25.0	10.4

Income from operations	122.9	141.2	350.9	382.0

Interest-net	18.3	20.2	54.5	60.6

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	104.6	121.0	296.4	321.4

Income taxes	26.2	32.5	76.9	84.8

NET EARNINGS FROM CONTINUING OPERATIONS	78.4	88.5	219.5	236.6

Earnings from discontinued operations before income taxes
(including $128.1 million gain on third quarter 2008 divestiture and $129.7 million year –to –date 2008)	130.4	4.6	139.2	12.4
Income taxes on discontinued operations	44.3	1.7	46.6	4.7

NET EARNINGS FROM DISCONTINUED OPERATIONS	86.1	2.9	92.6	7.7

NET EARNINGS	$164.5	$91.4	$312.1	$244.3

BASIC EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$1.00	$1.08	$2.78	$2.86
Discontinued operations	1.09	0.03	1.17	0.09

Total basic earnings per share of common stock	$2.09	$1.11	$3.96	$2.96

DILUTED EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.98	$1.05	$2.74	$2.80
Discontinued operations	1.08	0.03	1.16	0.09

Total diluted earnings per share of common stock	$2.06	$1.09	$3.90	$2.89

DIVIDENDS PER SHARE	$0.32	$0.31	$0.94	$0.91

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	78,808	82,288	78,867	82,616

Diluted	79,846	83,999	80,025	84,417

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	September 27, 2008	December 29, 2007
ASSETS
Cash and cash equivalents	$299.3	$240.4
Accounts and notes receivable	884.7	831.1
Inventories	571.4	556.4
Other current assets	93.1	192.0

Total current assets	1,848.5	1,819.9

Property, plant and equipment, net	588.7	564.9
Goodwill and other intangibles, net	2,486.9	2,206.7
Other assets	197.2	188.4

Total assets	$5,121.3	$4,779.9

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$456.2	$292.8
Accounts payable	523.8	499.6
Accrued expenses	518.8	486.0

Total current liabilities	1,498.8	1,278.4

Long-term debt	1,194.4	1,212.1
Other long-term liabilities	556.6	560.9
Shareowners’ equity	1,871.5	1,728.5

Total liabilities and equity	$5,121.3	$4,779.9

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	THIRD QUARTER		YEAR TO DATE
	2008	2007	2008	2007

OPERATING ACTIVITIES
Net earnings	$164.5	$91.4	$312.1	$244.3
Depreciation and amortization	47.2	42.2	128.5	120.1
Changes in working capital	40.2	(22.3)	7.5	(54.4)
Net gain on sale of businesses	(84.3)	—	(85.9)	—
Other	(1.7)	19.0	(5.1)	16.2

Net cash provided by operating activities	165.9	130.3	357.1	326.2

INVESTING AND FINANCING ACTIVITIES
Capital and software expenditures	(28.3)	(11.5)	(81.9)	(55.0)
Proceeds from sale of business, net of income taxes paid	162.5	—	165.8	—
Business acquisitions and asset disposals	(336.2)	(55.9)	(363.2)	(619.1)
Proceeds on long-term borrowings	0.2	—	0.2	529.8
Cash dividends on common stock	(25.2)	(25.4)	(73.8)	(74.9)
Other	(23.8)	17.4	54.7	(3.0)

Net cash used in investing and financing activities	(250.8)	(75.4)	(298.2)	(222.2)

Increase (Decrease) in Cash and Cash Equivalents	(84.9)	54.9	58.9	104.0

Cash and Cash Equivalents, Beginning of Period	384.2	225.7	240.4	176.6

Cash and Cash Equivalents, End of Period	$299.3	$280.6	$299.3	$280.6

Free Cash Flow Computation

Operating cash flow	$165.9	$130.3	$357.1	$326.2
Less: capital and software expenditures	(28.3)	(11.5)	(81.9)	(55.0)

Free cash flow (before dividends)	$137.6	$118.8	$275.2	$271.2

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. The Company believes this is an important measure of its liquidity, of its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and acquisitions.

The change in working capital is comprised of current accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	THIRD QUARTER		YEAR TO DATE
	2008	2007	2008	2007
NET SALES
Construction & DIY	$426.7	$437.5	$1,284.3	$1,274.4
Industrial	298.1	298.1	969.0	908.4
Security	394.9	370.6	1,094.3	1,057.2

Total	$1,119.7	$1,106.2	$3,347.6	$3,240.0

SEGMENT PROFIT
Construction & DIY	$54.2	$72.2	$167.0	$194.0
Industrial	40.2	41.4	133.0	132.5
Security	74.0	68.3	192.9	181.3

Segment Profit	168.4	181.9	492.9	507.8
Corporate Overhead	(12.0)	(12.7)	(46.9)	(47.7)

Total	$156.4	$169.2	$446.0	$460.1

Segment Profit as a Percentage of Net Sales
Construction & DIY	12.7%	16.5%	13.0%	15.2%
Industrial	13.5%	13.9%	13.7%	14.6%
Security	18.7%	18.4%	17.6%	17.1%

Segment Profit	15.0%	16.4%	14.7%	15.7%
Corporate Overhead	-1.0%	-1.1%	-1.4%	-1.5%

Total	14.0%	15.3%	13.3%	14.2%